                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[x]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                United Bankshares, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                                         [LOGO] U N I T E D
                                                BANKSHARES, INC.
                                         THE CHALLENGE TO BE THE BEST NEVER ENDS

                             UNITED BANKSHARES, INC.
                                 P. O. BOX 1508
                                  UNITED SQUARE
                             FIFTH AND AVERY STREETS
                        PARKERSBURG, WEST VIRGINIA 26101

                  NOTICE OF 2002 ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS

     NOTICE IS HEREBY GIVEN that, pursuant to the call of its Board of Directors, the 2002 Annual Meeting of Shareholders of UNITED BANKSHARES, INC. ("United") will be held at The University of Charleston, 2300 MacCorkle Avenue, S.E., Charleston, West Virginia on Monday, May 20, 2002, at 4:00 p.m., local time, for the purpose of considering and voting upon the following matters:

     1. To elect eighteen (18) persons to serve as directors of United. The nominees selected by the current Board of Directors are listed in the accompanying Proxy Statement for this Annual Meeting.

     2. To act upon any other business which may properly come before this Annual Meeting or any adjournment or adjournments thereof. The Board of Directors at present knows of no other business to come before this Annual Meeting.

     The close of business on April 1, 2002 has been fixed by the Board of Directors as the record date for determining shareholders entitled to notice of and to vote at this Annual Meeting.

     WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE REGARDLESS OF YOUR PLANS TO ATTEND THIS MEETING. IF YOU DO ATTEND, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

     TWO INDIVIDUALS, WHO ARE NOT DIRECTORS OF UNITED, HAVE BEEN NAMED IN THE PROXY TO VOTE THE SHARES REPRESENTED BY PROXY, IF YOU WISH TO CHOOSE SOME OTHER PERSON TO ACT AS YOUR PROXY, MARK OUT THE PRINTED NAME AND WRITE IN THE NAME OF THE PERSON YOU SELECT.

                                              By Order of the Board of Directors
                                              /s/ Richard M. Adams
                                              Richard M. Adams
                                              Chairman of the Board and
                                              Chief Executive Officer

April 8, 2002

                                                United Bankshares, Inc.
                                                United Square
                                                Fifth and Avery Streets
                                                Parkersburg, West Virginia 26101

                                 PROXY STATEMENT
--------------------------------------------------------------------------------


     These proxy materials are delivered in connection with the solicitation by the Board of Directors of United Bankshares, Inc. ("United," the "Company," "we," or "us"), a West Virginia corporation, of proxies to be voted at our 2002 Annual Meeting of Shareholders and at any adjournment or postponement.

     You are invited to attend our Annual Meeting of Shareholders on May 20, 2002, beginning at 4:00 p.m. The Meeting will be held at The University of Charleston, 2300 MacCorkle Avenue, S.E., Charleston, West Virginia.

     This Proxy Statement, form of proxy and voting instructions are being mailed on or about April 8, 2002.

Shareholders Entitled to Vote

     Holders of record of United common shares at the close of business on April 1, 2002 are entitled to receive this notice and to vote their shares at the Annual Meeting. As of that date, there were 42,809,326 common shares outstanding. Each common share is entitled to one vote on each matter properly brought before the Meeting.

Proxies

     Your vote is important. Shareholders of record may vote their proxies by mail or in person. A postage-paid envelope is provided for voting by mail.

     Proxies may be revoked at any time before they are exercised by (1) written notice to the Secretary of the Company, (2) timely delivery of a valid, later-dated proxy or (3) voting at the Annual Meeting.

     You may save us the expense of a second mailing by voting promptly. Choose one of the following voting methods to cast your vote.

Vote By Mail

     If you choose to vote by mail, simply mark your proxy, date and sign it, and return it to us in the postage-paid envelope provided.

Vote at the Annual Meeting

     The method by which you vote now will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Meeting.

     All shares that have been properly voted and not revoked will be voted at the Annual Meeting in accordance with your instructions. If you sign your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.

--------------------------------------------------------------------------------
                        PROPOSAL 1: ELECTION OF DIRECTORS
--------------------------------------------------------------------------------



     The Board of Directors consists of one class of eighteen (18) directors. Eighteen (18) directors will be elected at our 2002 Annual Meeting to serve for a one-year term expiring at our Annual Meeting in the year 2003. The Company's Bylaws provide that the number of directors shall be at least five (5) and no more than thirty-five (35) with the composition and number of nominees to be set at the discretion of the Board of Directors. For the election of directors at the 2002 Annual Meeting, the Board of Directors established the composition and number of nominees to be elected at eighteen (18).

     The persons named in the enclosed proxy intend to vote the proxy for the election of each of the eighteen (18) nominees, unless you indicate on the proxy card that your vote should be withheld from any or all of such nominees. Each nominee elected as a director will continue in office until his successor has been elected or until his death, resignation or retirement.

     The Board of Directors has proposed the following nominees for election as directors with terms expiring in 2003 at the Annual Meeting: Richard M. Adams, Robert G. Astorg, Thomas J. Blair, III, Joseph S. Bracewell, Harry L. Buch, W. Gaston Caperton, III, H. Smoot Fahlgren, Theodore J. Georgelas, F. T. Graff, Jr., Alan E. Groover, Russell L. Isaacs, John M. McMahon, G. Ogden Nutting, William C. Pitt, III, I. N. Smith, Jr., Warren A. Thornhill, III, P. Clinton Winter, Jr., and James W. Word, Jr.

     The Board of Directors recommends a vote "FOR" the election of each of these nominees for director.

     We expect each nominee for election as a director to be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless the Board chooses to reduce the number of directors serving on the Board.

     The principal occupation and certain other information about the nominees for director are set forth on the following pages.

Family Relationships

     H. Smoot Fahlgren is the father-in-law of F. T. Graff, Jr.

Security Ownership of Directors and Officers

     As of April 1, 2002, directors and the named executive officers of the
Company:

                owned beneficially, directly or indirectly, the number of shares of common stock indicated; and

                held the number of options exercisable within sixty (60) days after that date, to purchase the number of shares indicated pursuant to the Company's Stock Option Plans.

     All directors and executive officers as a group owned 6,657,124 shares or 15.38% of the Company's common stock.

--------------------------------------------------------------------------------
                NOMINEES FOR DIRECTORS WHOSE TERMS EXPIRE IN 2002
--------------------------------------------------------------------------------

                                                                                        Amount of Beneficial
     Name and Age as of the             Position, Principal Occupation,                Ownership of Shares of
   May 20, 2002 Meeting Date        Business Experience and Directorships/(a)/        Common Stock and Options
----------------------------------------------------------------------------------------------------------------------
                                                                                  Shares/(b)/  Options/(c)/     %
----------------------------------------------------------------------------------------------------------------------
Richard M. Adams ........ 55      Chairman and Chief Executive Officer of          492,645       201,856      1.60%
                                  both United and United Bank (WV). Director
                                  of the Company since 1984.
----------------------------------------------------------------------------------------------------------------------
Robert G. Astorg ........ 58      CPA and Managing Director of American             25,895          -       *
                                  Express Tax and Business Services, Inc.
                                  Member of Astorg, Weyer & Daugherty,
                                  P.L.L.C.; Director of the Company since
                                  1991.
----------------------------------------------------------------------------------------------------------------------
Thomas J. Blair, III .... 70      Consulting Engineer and former President         167,510          -       *
                                  and Chief Executive Officer of Kelley,
                                  Gidley, Blair & Wolfe, Inc. Director of the
                                  Company since 1988.
----------------------------------------------------------------------------------------------------------------------
Joseph S. Bracewell ..... 55      Former Chairman of the Board, President and       91,126          -       *
                                  Chief Executive Officer of Century
                                  Bancshares, Inc. Vice-Chairman of United
                                  Bank (VA). Director of the Company since
                                  2001.
----------------------------------------------------------------------------------------------------------------------
Harry L. Buch............ 71      Attorney and Partner with Bailey, Riley,          24,126          -       *
                                  Buch & Harman.  Former partner with
                                  Gompers, Buch, McCarthy & McLure.  Director
                                  of the Company since 1990.
----------------------------------------------------------------------------------------------------------------------
W. Gaston Caperton, III.. 62      President of The College Board. Director of       24,476          -       *
                                  Owens Corning. President of the Caperton
                                  Group.  Former Governor of West Virginia.
                                  Director of the Company since 1997.

----------------------------------------------------------------------------------------------------------------------
H. Smoot Fahlgren ....... 71      Chairman of the Board of Fahlgren, Inc.          356,808          -       *
                                  Director of the Company since 1984.
----------------------------------------------------------------------------------------------------------------------
Theodore J. Georgelas ... 55      President of Georgelas & Sons, Inc.               47,914          -       *
                                  Chairman of the Board of Sector
                                  Communications.  Former Chairman of the
                                  Board of United Bank (VA).  Director of the
                                  Company since 1990.
----------------------------------------------------------------------------------------------------------------------
F. T. Graff, Jr ......... 63      Attorney and Managing Partner of Bowles           24,000          -       *
                                  Rice McDavid Graff & Love PLLC.  Director
                                  of the Company since 1984.
----------------------------------------------------------------------------------------------------------------------
Alan E. Groover ......... 54      Former Chairman of the Board, President and       97,003          -       *
                                  Chief Executive Officer of Fed One Bancorp,
                                  Inc.  Director of the Company since 1998.
-----------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                NOMINEES FOR DIRECTORS WHOSE TERMS EXPIRE IN 2002
--------------------------------------------------------------------------------

                                                                                          Amount of Beneficial
     Name and Age as of the               Position, Principal Occupation,                Ownership of Shares of
    May 20, 2002 Meeting Date         Business Experience and Directorships/(a)/        Common Stock and Options
-----------------------------------------------------------------------------------------------------------------------
                                                                                    Shares/(b)/ Options/(c)/       %
-----------------------------------------------------------------------------------------------------------------------
Russell L. Isaacs .........69      Owner of Russell L. Isaacs and Company.             40,716         -       *
                                   Director of the Company since 1984.
-----------------------------------------------------------------------------------------------------------------------
John M. McMahon ...........61      Chairman of the Board of Miller & Long Co.,        239,025         -       *
                                   Inc.  Director of United Bank (VA). Director
                                   of the Company since 1998.
-----------------------------------------------------------------------------------------------------------------------
G. Ogden Nutting ..........66      President of The Ogden Newspapers, Inc.            654,656         -       1.51%
                                   Director of the Company since 1986.
-----------------------------------------------------------------------------------------------------------------------
William C. Pitt, III ......57      Hotel and Resort Developer.  Director of the         3,250         -       *
                                   Company since 1987.
-----------------------------------------------------------------------------------------------------------------------
I. N. Smith, Jr. ..........69      Consultant for United.  Former President of        377,153         -       *
                                   United.  Former President of United Bank
                                   (WV).  Director of the Company since 1986.
-----------------------------------------------------------------------------------------------------------------------
Warren A. Thornhill, III ..73      Attorney at Law. Director of the Company           449,454         -       1.04%
                                   since 1992.
-----------------------------------------------------------------------------------------------------------------------
P. Clinton Winter, Jr .....54      President of Bray & Oakley Insurance Agency.       551,754         -       1.27%
                                   Director of the Company since 1996.
-----------------------------------------------------------------------------------------------------------------------
James W. Word, Jr .........78      President of Beckley Loan Company.  Vice           128,878         -       *
                                   President of Beckley Loan and Industrial
                                   Corporation.  Director of the Company since
                                   1992.
-----------------------------------------------------------------------------------------------------------------------
All Directors, Nominees and                                                         6,182,375     474,749     15.38%
Executive Officers as a Group
(25 persons)
-----------------------------------------------------------------------------------------------------------------------

* Indicates the director owns less than 1% of United's issued and outstanding shares.

(a) Effective March 22, 2002, United National Bank (UNB) converted its national bank charter to a West Virginia state charter under the name United Bank, Inc. References in this proxy statement to United and its subsidiaries are as follows:United - United Bankshares, Inc.; United Bank (WV) - United Bank, Inc., a West Virginia corporation; and United Bank (VA) - United Bank, Inc., a Virginia corporation.

(b)      Includes shares held by United Bank's (WV) Trust Department as follows:
         Mr. Adams, 46,554 shares; Mr. Astorg, 6,035 shares; Mr. Buch, 12,600 shares; Mr. Fahlgren, 356,808 shares; Mr. Graff, 20,000 shares; Mr. Smith, 369,144 shares; non-director executive officers as a group, 36,180 shares; and 2,181,523 shares in which the voting authority is exercised by United Bank's (WV) Board of Directors.

(c)      Includes  shares of Common  Stock that may be acquired  within  sixty
         (60) days of April 1, 2002 through the exercise of stock options pursuant to United's Stock Option Plans.

Voting of Other Matters

     If any other matters are properly presented for consideration at the Annual Meeting, the persons named in the enclosed form of proxy will have the discretion to vote on those matters for you. At the date this proxy statement went to press, we do not know of any other matter to be raised at the Annual Meeting.

Required Vote

     The presence, in person or by proxy, of the holders of a majority of the votes entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

     A plurality of the votes cast is required for the election of directors. Abstentions and broker "non-votes" are not counted for purposes of the election of directors.

     In the election of directors, shareholders cast one (1) vote for each nominee for each share held. However, every shareholder has the right of cumulative voting, in person or by proxy, in the election of directors. Cumulative voting gives each shareholder the right to aggregate all votes which he or she is entitled to cast in the election of directors and to cast all such votes for one candidate or distribute them among as many candidates and in such a manner as the shareholder desires.

     At our 2002 Annual Meeting, the number of directors to be elected is eighteen (18). Each shareholder has the right to cast eighteen (18) votes in the election of directors for each share of stock held on the record date. If you wish to exercise, by proxy, your right to cumulative voting in the election of directors, you must provide a proxy showing how your votes are to be distributed among one or more candidates. Unless contrary instructions are given by a shareholder who signs and returns a proxy, all votes for the election of directors represented by such proxy will be divided equally among the eighteen
(18) nominees. If cumulative voting is invoked by any shareholder, the vote represented by the proxies delivered pursuant to this solicitation, which do not contain contrary instructions, may be cumulated at the discretion of the Board of Directors of United Bankshares, Inc. in order to elect to the Board of Directors the maximum nominees named in this proxy statement.

     On the record date, there were 42,809,326 shares of common stock outstanding that are held by approximately 11,474 shareholders of record. A majority of the outstanding shares of United Bankshares, Inc. will constitute a quorum at the meeting.

Cost of Proxy Solicitation

     We will pay the expenses of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees in person or by telephone, electronic transmission, facsimile transmission or by telegram. Brokers, fiduciaries, custodians and other nominees have been requested to forward solicitation materials to the beneficial owners of the Company's common stock. Upon request we will reimburse these entities for their reasonable expenses.

     In order to facilitate and expedite distribution of these proxy solicitation materials to brokers, fiduciaries, custodians, nominee holders and institutional investors, United has retained Georgeson Shareholder - New Jersey of Carlstadt, New Jersey ("Georgeson"). Pursuant to a retention letter dated March 1, 2002, Georgeson will contact all broker and other nominee accounts identified on United's shareholder mailing list in order to facilitate determination of the number of sets of proxy materials such accounts require for purposes of forwarding the same to the beneficial owners. Georgeson will then assist in the delivery of proxy materials to these accounts for distribution. Georgeson will also assist in the distribution of proxy materials to institutional investors. Georgeson will follow-up with the brokers, other nominee accounts and institutional investors, requesting return of proxies. United is not retaining Georgeson to solicit proxies from registered holders or from non-objecting beneficial owners. Georgeson's fee for the above services is $3,500 plus reasonable disbursements that may include the broker search, printing, postage, courier charges, filing reports, data transmissions and other expenses approved by United.

Shareholder Account Maintenance

     Mellon Investor Services LLC acts as our Transfer Agent. All communications concerning accounts of shareholders of record, including address changes, name changes, inquiries as to requirements to transfer common shares and similar issues can be handled by contacting the Shareholder Relations Department, (304) 424-8800, or by writing to us at the corporate offices located at United Square, Fifth and Avery Streets, Parkersburg, West Virginia 26101.

Section 16(a) Beneficial Ownership
Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers to file reports of holdings and transactions in United shares with the Securities and Exchange Commission ("SEC"). To our knowledge, based solely on our review of the copies of such reports furnished and written representations that no other reports were required during 2001, we believe that in 2001 our directors and executive officers met all applicable SEC filing requirements.

--------------------------------------------------------------------------------
                             PRINCIPAL STOCKHOLDERS
--------------------------------------------------------------------------------


Principal Shareholder of United

     The following table lists each shareholder of United who is the beneficial owner of more than 5% of United's common stock, the only class of stock outstanding, as of April 1, 2002.

                                                                      Amount and Nature of          Percent of
Title of Class      Name and Address of Beneficial Owner            Beneficial Ownership (1)          Class
--------------      ------------------------------------            ----------------------          ----------
Common Stock        United Bank (WV) Trust Department                       2,181,523                   5.04%
                    514 Market Street, Parkersburg, WV 26101
                    (2,181,523 shares or 5.04% are registered
                    under the nominee name of Parbanc
                    Co.)

(1) United Bank (WV) is a wholly-owned subsidiary of United and its Trust Department holds in fiduciary or agency capacity 3,028,844 shares or 6.98% of United's stock. The investment authority for these shares is held by the Trust Department and is exercised by United Bank's (WV) Board of Directors. Of these total shares, sole voting authority for 2,181,523 shares or 5.04% of United's outstanding common stock is held by the Trust Department and is exercised by United Bank's (WV) Board of Directors.

--------------------------------------------------------------------------------
                            GOVERNANCE OF THE COMPANY
--------------------------------------------------------------------------------

Board and Committee Membership

     During 2001, the Board of Directors met six (6) times. The Board of Directors of the Company has three (3) standing committees: The Executive Committee, Audit Committee and Compensation Committee. During 2001, each director attended 75% or more of the aggregate of the total number of meetings of the Board of Directors and all committees of the Board on which he served except W. Gaston Caperton, III, Theodore J. Georgelas, Alan E. Groover, John M. McMahon and William C. Pitt, III.

The Executive Committee

     During 2001, the Executive Committee was comprised of thirteen (13) directors, Richard M. Adams, Chairman, Thomas J. Blair, III, Harry L. Buch, W. Gaston Caperton, III, H. Smoot Fahlgren, Theodore J. Georgelas, F. T. Graff, Jr., Russell L. Isaacs, John M. McMahon, G. Ogden Nutting, William C. Pitt, III,
I. N. Smith, Jr., and Warren A. Thornhill, III. The Executive Committee makes recommendations regarding nominees to the Board of Directors, and is responsible for the management of the budget, development of policies and implementation of such policies and review of personnel and salaries. The Executive Committee performs such duties and exercises the powers delegated to it by the Board of Directors. During 2001, the Executive Committee met three (3) times.

The Audit Committee

     The Audit Committee has the primary responsibility to review and evaluate significant matters relating to audit, internal control and compliance. It reviews, with representatives of the independent auditors, the scope and results of the examination of financial statements, audit fees and any recommendations with respect to internal controls and financial matters. This committee is also responsible for monitoring trust activities, including the review of the assets in each trust as to their safety and current value, and the advisability of retaining or disposing of such assets. During 2001, members of this committee were Robert G. Astorg, Chairman, P. Clinton Winter, Jr., and James W. Word, Jr., and R. Terry Butcher, who is a director of one of United's subsidiary banks. The Audit Committee met four (4) times.

Compensation Committee

     The Compensation Committee makes recommendations regarding officer compensation and budgetary matters to the Board of Directors. During 2001, members of this committee were Thomas J. Blair, III, Harry L. Buch, W. Gaston Caperton, III, H. Smoot Fahlgren, Theodore J. Georgelas, F. T. Graff, Jr., Russell L. Isaacs, Chairman, John M. McMahon, G. Ogden Nutting, William C. Pitt, III, and Warren A. Thornhill, III. The Compensation Committee met one (1) time during the year.

Related Transactions

     United's subsidiaries have had, and expect to have in the future, banking transactions with United and with its officers, directors, principal shareholders, or their interests (entities in which they have more than a 10% interest). The transactions were in the ordinary course of business and, with respect to loans, were made on substantially the same terms, including interest rates, collateral and repayment terms as those prevailing at the time for comparable transactions. United's subsidiary banks are subject to federal statutes and regulations governing loans to officers and directors and extend loans in compliance with such laws and only with the approval of the Board of Directors.

     H. Smoot Fahlgren, a member of the Board of Directors of United, is Chairman of Fahlgren, Inc., an advertising agency with its headquarters in Parkersburg, West Virginia. The agency has provided the advertising for United since 1978. During 2001, payment for the advertising by United to Fahlgren, Inc. was less than 5% of that firm's revenues during the year 2001.

     F. T. Graff, Jr., a member of the Board of Directors of United, is a partner in the law firm of Bowles Rice McDavid Graff & Love PLLC in Charleston, West Virginia. Bowles Rice McDavid Graff & Love PLLC rendered legal services to United and United Bank (WV) during 2001 and it is expected that the firm will continue to render certain services to both in the future. The fees paid to Bowles Rice McDavid Graff & Love PLLC represent less than 5% of that firm's revenues for the year 2001.

     United Bank (WV) leases land to construct an approved but unopened Charleston branch from the Kanawha-Roxalana Company pursuant to a written lease agreement dated November 28, 2001 (the "Kanawha City Lease"). The Kanawha-Roxalana Company is a shareholder of United, and the voting and investment authority for its shares are beneficially owned by its President and Chief Executive Officer, I.N. Smith, Jr. who is a director of United. The Kanawha City Lease provides for an initial term of twenty-five (25) years commencing on December 1, 2001, with five (5) additional five (5) year renewal options after expiration of the initial twenty-five (25) year term. The Kanawha City Lease provides for the base rent to be paid by United Bank (WV) to be adjusted on December 1, 2006, and every five years thereafter following the commencement and any renewal option properly exercised by United Bank (WV). The adjusted amount of rent shall be calculated based on changes in the Consumer Price Index of the United States Bureau of Labor Statistics. Additionally, the Kanawha City Lease provides an option for United Bank (WV) to purchase the property after the expiration of the initial twenty-five year term at a purchase price equal to the average of three separate appraisals. Upon the expiration of the Kanawha City Lease for any cause, all improvements and structures shall become the property of the Kanawha-Roxalana Company. Management believes the Kanawha City Lease is on terms comparable to market terms for similar rental space in Charleston, West Virginia. United Bank (WV) anticipates the construction of the branch premises to be completed during the second quarter of 2002 with the branch opening shortly thereafter.

     United Bank (WV) leases one of its Wheeling drive-in facilities from The Ogden Newspapers, Inc. pursuant to a written lease agreement dated August 1, 2000 (the "Wheeling Lease"). The Ogden Newspapers, Inc. is a shareholder of United, and the voting and investment authority for its shares are beneficially owned by its President, G. Ogden Nutting who is a director of United. Management believes the Wheeling Lease is on terms comparable to market terms for similar rental space in Wheeling, West Virginia. The Wheeling Lease provides for an initial term of ten (10) years with two (2) successive options to renew and extend the terms of the Lease for ten (10) additional years each. Additionally, the Wheeling Lease provides that The Ogden Newspapers, Inc. may, at its option, terminate the Lease upon nine (9) months advance written notice to United Bank
(WV). Previously, United had leased its Wheeling branch premises and the drive-in facility from The Ogden Newspapers, Inc. pursuant to a written lease agreement dated August 1, 1979. The Wheeling Lease supercedes the prior lease agreements and only pertains to United Bank (WV)'s lease of the drive-in facility; United Bank (WV) no longer leases the Wheeling branch premises from The Ogden Newspapers, Inc.

     In addition, during the year subsidiaries of United advertised, at market rates, in newspapers published by The Ogden Newspaper, Inc. The fees paid in such advertising and the rent paid to The Ogden Newspapers, Inc. represent less than 5% of that firm's revenue for the year 2000.

Directors Fees

     Non-employee directors of the Company receive a retainer of $675 per month regardless of meeting attendance.

     Each non-employee director who serves on the Executive and Compensation Committees receives a fee of $675 for each United Board Committee Meeting attended except for Mr. Isaacs. Mr. Isaacs, as Chairman of the Compensation Committee, receives a retainer payment of $675 per quarter without regard to committee meeting attendance. Except for Mr. Astorg, each outside director who serves on the Audit Committee receives a fee of $675 for each committee meeting attended. Mr. Astorg, as Chairman of the Audit Committee, receives a retainer payment of $675 per month without regard to committee meeting attendance.

Beneficial Ownership of Named Executive Officers

     The following table sets forth certain information regarding the named executive's beneficial ownership of common stock of United as of April 1, 2002:

                                                           Shares of Common
                                                         Stock of the Company
                                                        Beneficially Owned (1)
                                              -------------------------------------------
Title of Class     Name of Officer              Number of Shares        Percent of Class
--------------     ---------------            --------------------     ------------------
Common Stock       Richard M. Adams                 694,501               1.60%
Common Stock       Steven E. Wilson                 143,516               0.33%
Common Stock       James B. Hayhurst, Jr.           109,749               0.25%
Common Stock       Kendal E. Carson                  29,229               0.07%
Common Stock       Joe L. Wilson                    103,426               0.24%

(1) The amounts shown represent the total shares owned directly by such named executive officers together with shares, which are owned indirectly. The direct shares include shares that are issuable upon the exercise of all stock options currently exercisable. These individuals have the right to acquire the shares indicated after their names, upon exercise of such stock options: Mr. Adams, 201,856; Mr. S. Wilson, 51,056; Mr. Hayhurst, 65,915; Mr. Carson, 28,250; and Mr. J. Wilson, 47,837. The indirect shares include those shares owned by spouses and immediate family members, shares held in trust in which the executive is a beneficiary, and shares held by a corporation which the executive controls.

--------------------------------------------------------------------------------
                             EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

Cash Compensation

     The following table is a summary of certain information concerning the compensation awarded or paid to, or earned by, the Company's chief executive officer and each of the Company's other four most highly compensated executive officers during the last three fiscal years.

  -----------------------------------------------------------------------------------------------------------------------
                                                   Summary Compensation Table
  -----------------------------------------------------------------------------------------------------------------------
                                                                                           Long-term
                                                  Annual Compensation                     Compensation
                                     -----------------------------------------------------------------
                                                                                          Securities        All Other
             Name and                                                  Other Compen-      Underlying         Compen-
        Principal Position           Year    Salary ($)    Bonus ($)    sation ($)/(1)/   Options (#)    sation ($)/(2)/
  -----------------------------------------------------------------------------------------------------------------------
  Richard M. Adams                   2001       476,608      260,000                  0         30,000            6,600
  Chairman of the Board and
  Chief Executive Officer            2000       446,600      300,000                  0         24,000            4,250

                                     1999       419,832      250,000                  0         24,000            4,000
  -----------------------------------------------------------------------------------------------------------------------
  Steven E. Wilson                   2001       204,808       81,000                  0         14,400            6,607
  Executive Vice President, Chief
  Financial Officer and Treasurer    2000       198,833       85,000                  0         12,000            6,620

                                     1999       190,151       76,000                  0         12,000            4,000
  -----------------------------------------------------------------------------------------------------------------------
  James B. Hayhurst, Jr.             2001       179,850       42,000                  0          9,000            5,062
  Executive Vice President
                                     2000       176,167       50,000                  0          7,500            5,565

                                     1999       169,622       48,000                  0          7,500            4,000
  -----------------------------------------------------------------------------------------------------------------------
  Kendal E. Carson                   2001       177,083       42,000                  0          9,000            4,427
  Executive Vice President
                                     2000       165,001       45,000                  0          7,500            5,031
  -----------------------------------------------------------------------------------------------------------------------
  Joe L. Wilson                      2001       169,792       42,000                  0          9,000            5,115
  Executive Vice President
                                     2000       165,833       47,000                  0          7,500            5,321

                                     1999       157,163       45,000                  0          7,500            4,000
  -----------------------------------------------------------------------------------------------------------------------

(1) The aggregate value of all perquisites and other personal benefits did not exceed either $50,000 or 10% of the total annual salary and bonus reported for the named executive officers; therefore, no disclosure has been made.

(2) The amounts included in "All Other Compensation" consist entirely of United's contributions on behalf of the listed officers to the 401(K) Plan.
                                       10

                           STOCK OPTION GRANTS IN 2001

     The following table sets forth information concerning individual grants of options to purchase the Company's Common Stock made to the named executives in 2001.

----------------------------------------------------------------------------------------------------------------------
                                       Stock Option Grants in Last Fiscal Year
----------------------------------------------------------------------------------------------------------------------
                               Number of          % of Total
                              Securities        Options Granted    Exercise of Base    Expiration      Grant Date
          Name            Underlying Options   to All Employees    Price ($/Share)        Date      Present Value ($)
                              Granted (#)       in Fiscal Year                                             (2)
----------------------------------------------------------------------------------------------------------------------
Richard M. Adams              30,000 /(1)/          11.57%              27.12          11/01/2011             166,200
----------------------------------------------------------------------------------------------------------------------

Steven E. Wilson              14,400 /(1)/           5.56%              27.12          11/01/2011              79,776
----------------------------------------------------------------------------------------------------------------------

James B. Hayhurst, Jr.         9,000 /(1)/           3.47%              27.12          11/01/2011              49,860
----------------------------------------------------------------------------------------------------------------------

Kendal E. Carson               9,000 /(1)/           3.47%              27.12          11/01/2011              49,860
----------------------------------------------------------------------------------------------------------------------

Joe L. Wilson                  9,000 /(1)/           3.47%              27.12          11/01/2011              49,860
----------------------------------------------------------------------------------------------------------------------

(1) Granted under the 2001 Incentive Stock Option Plan. The option exercise price is the market value of United's stock at the date the option was granted. All options granted under this plan are exercisable in accordance with a three-year vesting schedule: 50% after the first year; 75% after the second year; and 100% after three years.

(2) Calculated using the Black-Scholes pricing model. The assumptions used in determining the valuation of these options using this methodology are as follows: average expected life of options of 7 years; risk-free interest rate of 4.86%; a volatility factor of .217; and a dividend yield of 3.43%.

                 STOCK OPTION EXERCISES AND YEAR-END VALUE TABLE

     The following table sets forth certain information regarding individual exercises of stock options during 2001 by each of the named executives.

-----------------------------------------------------------------------------------------------------------------------------
                                 Aggregate Stock Option Exercises in Last Fiscal Year and FY-End Stock Option Plan
                          ---------------------------------------------------------------------------------------------------
                                                                                                Value of Unexercised
                                                           Number of Unexercised Stock     In-the-Money Stock Options at
                               Shares                          Options at FY-End #                    FY-End ($)
           Name             Acquired on       Value      --------------------------------------------------------------------
                            Exercise (#)    Realized($)     Exercisable/Unexercisable          Exercisable/Unexercisable
-----------------------------------------------------------------------------------------------------------------------------
Richard M. Adams                 30,000      630,300                    201,856/48,000             3,516,162/1,197,600
-----------------------------------------------------------------------------------------------------------------------------

Steven E. Wilson                    0             0                      51,056/23,400             1,103,083/ 582,528
-----------------------------------------------------------------------------------------------------------------------------

James B. Hayhurst, Jr.            8,000     160,960                      69,915/14,625             1,170,119/ 364,080

-----------------------------------------------------------------------------------------------------------------------------

Kendal E. Carson                    0             0                      28,250/14,250               497,666/ 354,471
-----------------------------------------------------------------------------------------------------------------------------

Joe L. Wilson                       0             0                      59,837/14,625             1,049,674/ 364,080
-----------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     EXECUTIVE COMPENSATION COMMITTEE REPORT
--------------------------------------------------------------------------------


Board Compensation Committee Report

     The Compensation Committee is responsible for administration of United Bankshares, Inc.'s (United's) Executive Compensation programs. This includes recommendations related to base salary, short-term incentives and long-term stock option incentives for all Executive Officers of the Company.

     The Compensation Committee's Executive Compensation policies, developed based on competitive information, are designed to provide competitive levels of compensation that integrate pay with United's annual and long-term performance goals and assist in attracting and retaining qualified executives.

     Periodically the Committee retains the services of nationally recognized compensation consulting firms to do an extensive review of the compensation program for all Executive Officers.

     Buck Consultants, a global human resources consulting firm, reported to the Committee that the total compensation plan for Executive Officers was reasonable and competitive in view of the Company's performance and the contribution of those officers to that performance. The Bank Compensation Strategies Group report indicated similar findings.

     Executive Officers are paid base salaries determined by the value of their position compared to published survey data, information gathered on competing banks of similar size and the officer's individual performance level.

     The short-term Incentive Plan stresses reward for achievement of performance goals set each year. Each Executive Officer participates in a pool of funds set aside for this purpose. Participation level is based on a rating system tied to accomplishment of assigned goals as well as a specific formula, which relates the incentive award to a percentage of salary range midpoint. Company performance must exceed peer performance to activate compensation incentives.

     The United management team should share the same goals as its shareholders. Toward this end, the long-term Incentive Stock Option Plan is designed to provide an ownership opportunity to key management personnel. Stock ownership provides an ever-important stockholder perspective necessary for successful management of the company. Awards are based on industry guidelines, which relate base compensation to stock price. Grant calculations are tested for reasonableness against competitive industry data, keeping in mind cumulative ownership targets.

     Buck Consultants and the Bank Compensation Strategies Group reported that stock option grants to Executive Officers have historically been conservative when compared to general industry and practices for major regional banking organizations. The most recent share allocations as a percentage of outstanding shares have been consistent with competitive practices in the banking industry.

     Peer group performance analysis is a continual process at United. Data provided by the Federal Reserve Bank Holding Company Performance Report is analyzed quarterly. Proxy data on an appropriate group of individual financial institutions is used to evaluate operating performance and profitability. United consistently performs well compared to peer. The Committee concluded that for the year Company performance exceeded peer performance and activated compensation incentives.

     The Committee determined that the base pay for Richard Adams, Chief Executive Officer, was determined to be well within a competitive market range when compared to the published compensation survey from Watson Wyatt Data Services and proxy data from similar size bank holding companies.

     Mr. Adams was awarded a pro-rata share of the established short-term incentive pool based on his performance rating assigned by the Committee. The Committee concluded that total cash compensation for the position of CEO is appropriate in view of performance levels attained for companies of similar size as presented in a report by Buck Consultants. The Bank Compensation Strategies Group report showed that cash compensation for the CEO was somewhat low based on the performance levels of the peer group.

     Stock option shares granted to Mr. Adams were determined to be competitive when compared by the Committee to the grant practices of a broad spectrum of banking organizations as presented in a report by Buck Consultants.

     Mr. Adams at age 55 has served the company for 33 years; 27 of those years he has been responsible for motivating and building the organization.

     During the past 11 years UBSI stock has outperformed the S&P 500 and the KBW Bank Index. Over the past 27 years of the current administration dividends have increased each year for an annual compound growth rate of 10.6%. United's pay for performance compensation program emphasizing written performance objectives has been a major contributor to our ability to consistently enhance long-term shareholder value.

     No member of the Committee is a former or current officer or employee of United.

                             COMPENSATION COMMITTEE
                             ----------------------

Thomas J. Blair, III          Harry L. Buch              W. Gaston Caperton, III
H. Smoot Fahlgren             Theodore J. Georgelas      F. T. Graff, Jr.
Russell L. Isaacs, Chairman   John M. McMahon            G. Ogden Nutting
William C. Pitt, III          Warren A. Thornhill, III


Compensation Committee Interlocks and Insider Participation

     F. T. Graff, Jr., a member of the Board of Directors of United, its Executive Committee and the Board's Compensation Committee, is a partner in the law firm of Bowles Rice McDavid Graff & Love in Charleston, West Virginia. Bowles Rice McDavid Graff & Love rendered legal services to United and United Bank (WV) during 2001 and it is expected that the firm will continue to render certain services to both in the future. The fees paid to Bowles Rice McDavid Graff & Love represent less than 5% of that firm's revenues for 2001.

                                PERFORMANCE GRAPH

     The following graph compares United's cumulative total shareholder return on its common stock for the five year period ending December 31, 2001, with the cumulative total return of the Standard and Poor's Midcap 400 Index and with the NASDAQ OTC Bank Index. There is no assurance that United's common stock performance will continue in the future with the same or similar trends as depicted in the graph. The graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent United specifically incorporates this graph by reference, and shall not otherwise be filed under such Acts.

                           -------------------------
                            UNITED BANKSHARES, INC.
                           -------------------------

                                    [GRAPH]


                                     NASDAQ          S&P
                      UBSI            BANK          MIDCAP
                     --------------------------------------
       1996          100.000         100.000        100.000
       1997          149.411         163.587        147.263
       1998          170.358         144.331        153.498
       1999          158.725         132.811        173.985
       2000          147.410         152.298        202.191
       2001          207.302         167.645        198.885

United Bankshares, Inc. Plans

     Officer Employment Contracts. Richard M. Adams, Chairman and Chief Executive Officer of United and United National Bank, now United Bank (WV), entered into an employment contract with United effective April 11, 1986, effective for a five year term from April 1, 1986, with the provision that the contract could be extended by one (1) year to maintain a rolling five (5) year contract. This contract was amended in November 2001. This most recent amendment superseded all other amendments and extended the initial term of the contract through March 31, 2007 with the provision for additional one (1) year term extensions by the Executive Committee with the approval of Mr. Adams. Under the amended contract Mr. Adams is required to devote his full-time energies to performing his duties as Chairman and CEO on behalf of United and its subsidiaries. The contract provides for a base compensation of $536,000 and additional benefits consistent with the office. This base compensation may be increased but not decreased. If the contract is terminated for any reason other than mutual consent or cause based on (i) excessive, unapproved absences, (ii) gross or willful neglect of duty that results in some substantial loss to United, or (iii) fraud or commission of any criminal act, if proven, Mr. Adams, or his family or estate, is entitled to his base salary for a sixty (60) month period. If the contract is terminated by mutual consent, the amount due Mr. Adams or his family or estate shall be the amount mutually agreed upon by Mr.
Adams and United. In an instance of termination for cause based on (i), (ii),
(iii) or any combination thereof, United shall pay Mr. Adams' base salary only for the period of his active full-time employment to the date of termination.

     The contract between Mr. Adams and United also provides for an additional payment by United to Mr. Adams in the form of a gross-up payment in the event that a payment or distribution pursuant to the contract would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended. Any calculated gross-up payment amount shall be equal to one hundred percent (100%) of the excise tax plus one hundred percent (100%) of any federal, state and local income taxes plus the additional excise tax on the gross-up amount. Any gross-up payment pursuant to the contract shall be paid to Mr. Adams within 30 days of the receipt of the amount determined.

     On July 27, 1990, United also entered into a Supplemental Retirement Agreement with Mr. Adams. The agreement was amended on November 1, 2001. This amended agreement provides for an annual supplemental retirement benefit upon his reaching age 65 or upon the later termination of his employment with United or an affiliated or successor entity to United, whichever last occurs. The annual benefit will be equal to seventy percent (70%) of the average of Mr. Adams' three highest base salaries, reduced by benefits actuarially calculated at the time the supplemental retirement benefit becomes payable under (i) the United Pension Plan; (ii) social security; and the United Savings and Stock Investment Plan. The amended agreement also provides for reduced benefits for early retirement before age 65 as well as payments to his spouse or his estate if unmarried in the event of his death. The benefits under the amended agreement are fully vested in Mr. Adams and shall survive his termination of employment from United or an affiliated or successor entity to United for whatever reason, including but not limited to, change in control, dismissal with or without cause, voluntary termination, expiration of contract or disability.

     United and United National Bank, now United Bank (WV), entered into an employment agreement with I. N. Smith, Jr., the now former President of United, on December 17, 1985. The term of the agreement extends until Mr. Smith reaches the age of 75. In June of 1997, Mr. Smith retired from United. Until he reaches the age of 75, Mr. Smith shall render such consulting and advisory services as United may request, and shall receive for such services an annual fee of $36,000 until he reaches age 70, and $30,000 thereafter. In addition, Mr. Smith has agreed to serve as a director of United and United has agreed to use its best efforts to nominate and elect him.

     On December 7, 2001, United and United Bank (VA) entered into an agreement (the "Agreement") with Joseph S. Bracewell, then Chairman of the Board, Chief Executive Officer, and President of Century Bancshares, Inc. (Century). Upon consummation of the acquisition of Century by United, the Agreement provided for the assumption of the obligations and liabilities of Century under an employment agreement dated September 1, 1996 between Mr. Bracewell and Century (the "Employment Agreement"), and for the termination of the Employment Agreement effective as of January 1, 2002. Upon termination of the Employment Agreement, United paid Mr. Bracewell $250,000 as consideration for certain non-competition and non-solicitation provisions and $500,000 for a change of control provision in accordance with the Employment Agreement. At the effective time of United's acquisition of Century, Mr. Bracewell was appointed to serve as Vice Chairman of the Board of United Bank (VA) and as a Director of United with duties and responsibilities commensurate with such positions, including promoting the products and services of United and United Bank (VA) to the customer base of Century, maintaining relationships and soliciting business with such former customers, general customer and employee relations, public relations, assisting in strategic planning and the full development of the potential of the strategic combination of United and Century, assisting in the smooth and orderly transition of management and employees from Century, and such other services and duties consistent with the foregoing as may be reasonably assigned to him from time to time by the Boards of Directors of United and United Bank (VA). In exchange for his services, Mr. Bracewell will receive cash compensation of $75,000 to be paid in periodic monthly installments beginning January 31, 2002 and ending on December 31, 2002.

     Change of Control Agreements. In March of 1994, United entered into agreements with Steven E. Wilson, James B. Hayhurst, Jr. and Joe L. Wilson to encourage those executive officers not to terminate their employment with United because of the possibility that United might be acquired by another entity. In August of 2000, United entered into similar change of control agreements with Richard M. Adams, Jr., Kendal E. Carson, James J. Consagra and John Neuner, III. The Board of Directors determined that such an arrangement was appropriate, especially in view of the recent entry of large regional bank holding companies into West Virginia. The agreements were not undertaken in the belief that a change of control of United was imminent.

     Generally, the agreements provide severance compensation to those officers if their employment should end under certain specified conditions after a change of control of United. Compensation is paid upon any involuntary termination following a change of control unless the officer is terminated for cause. In addition, compensation will be paid after a change of control if the officer voluntarily terminates employment because of a decrease in the total amount of the officer's base salary below the level in effect on the date of consummation of the change of control, without the officer's consent; a material reduction in the importance of the officer's job responsibilities without the officer's consent; geographical relocation of the officer without consent to an office more than fifty (50) miles from the officer's location at the time of a change of control; failure by United to obtain assumption of the contract by its successor or any termination of employment within thirty-six (36) months after consummation of a change of control which is effected for any reason other than good cause.

     Under the agreements, a change of control is deemed to occur in the event of a change of ownership of United which must be reported to the Securities and Exchange Commission as a change of control, including but not limited to the acquisition by any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934 (the "Exchange Act")) of direct or indirect "beneficial ownership" (as defined by Rule 13d-3 under the Exchange
Act) of twenty-five percent (25%) or more of the combined voting power of United's then outstanding securities, or the failure during any period of two
(2) consecutive years of individuals who at the beginning of such period constitute the Board for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds (2/3) of the directors at the beginning of the period.

     Under the agreements, severance benefits include: (a) cash payment equal to the officer's monthly base salary in effect on either (i) the date of termination; (ii) the date immediately preceding the change of control, whichever is higher, multiplied by the number of full months between the date of termination and the date that is thirty-six (36) months after the date of consummation of the change of control; (b) payment of cash incentive award, if any, under United's Incentive Plan; (c) continuing participation in employee benefit plans and programs such as retirement, disability and medical insurance for a period of thirty-six (36) months following the date of termination.

     The agreements do not effect the right of United to terminate the officer, or change the salary or benefits of the officer, with or without good cause, prior to any change of control; provided, however, any termination or change which takes place after discussions have commenced which result in a change of control will be presumed to be a violation of the agreement and will entitle the officer to the benefits under the agreement, absent clear and convincing evidence to the contrary.

     Employee Benefit Plans. No directors or principal shareholders of United and its subsidiaries, other than those persons who are salaried officers, participate in any type of benefit plan of United.

     United's subsidiaries provide, on a substantially non-contributory basis for all full-time employees, life, disability, health and dental insurance. Life insurance with value of 250% of base salary is provided to all full-time employees, including executive officers. The premiums paid by United for life insurance on any individual, which has a face value greater than $50,000 is properly reported as compensation. These plans do not discriminate, in scope, terms or operation, in favor of the executive officers of United or its subsidiaries and are available generally to all salaried employees of United and its subsidiaries.

     Each employee of United, or its participating subsidiaries, who completes one year of eligible service and is 21 years of age is eligible to participate in the Pension Plan. The plan is noncontributory on the part of the employee. Vesting is attained with five years of participation.

--------------------------------------------------------------------------------
                               PENSION PLAN TABLE
--------------------------------------------------------------------------------

                                                  Years of Service

      Remuneration                 15                20                25                30                35
      ------------                ----              ----              ----              ----              ----
        $ 125,000              $ 30,744          $ 40,992          $ 51,241          $ 51,241          $ 51,241
          150,000                37,307            49,742            62,178            62,178            62,178
          175,000                37,307            49,742            62,178            62,178            62,178
          200,000                37,307            49,742            62,178            62,178            62,178
          225,000                37,307            49,742            62,178            62,178            62,178
          250,000                37,307            49,742            62,178            62,178            62,178
          275,000                37,307            49,742            62,178            62,178            62,178
          300,000                37,307            49,742            62,178            62,178            62,178
          325,000                37,307            49,742            62,178            62,178            62,178
          350,000                37,307            49,742            62,178            62,178            62,178
          375,000                37,307            49,742            62,178            62,178            62,178
          400,000                37,307            49,742            62,178            62,178            62,178
          425,000                37,307            49,742            62,178            62,178            62,178
          450,000                37,307            49,742            62,178            62,178            62,178
          475,000                37,307            49,742            62,178            62,178            62,178
          500,000                37,307            49,742            62,178            62,178            62,178

     The table above illustrates the operation of United's Pension Plan and Supplemental Retirement Plan ("SERP") by showing various annual benefits, after reduction for Social Security retirement income, assuming various annual base salaries and years of credited service. Benefit figures shown are computed on the assumption that participants retire at the normal retirement age of 65. For purposes of the table, it is assumed each participant is receiving benefits from the Pension Plan in the form of a life annuity. Benefits under the SERP are paid in the form of a life annuity.

     The SERP ensures that each participating executive officer, who retires at age 65, receives a level of retirement benefits, without regard to years of service, equal to 70% of the executive officer's average three highest base salary years during his employment with United or an affiliated or successor entity. At the time a participating executive officer retires, the benefit the participant is entitled to through the SERP is calculated, and then funds from the following sources are deducted to determine the amount, if any, of the payment due under the SERP:

(i) the benefit under the Pension Plan; (ii) Social Security benefits payable; and (iii) any benefits under United's Savings and Stock Investment Plan.

     The estimated credited years of service for each of the executive officers named in the Summary Compensation Table under the Pension Plan as of December 31, 2001, are as follows: Mr. Adams 33 years; Mr. S. Wilson 30 years; Mr. Hayhurst 30 years; Mr. Carson 10 years; and Mr. J. Wilson 31 years.

     Each employee of United, who completes one year of eligible service, is eligible to participate in the United Savings and Stock Investment Plan, a deferred compensation plan under Section 401(k) of the Internal Revenue Code. Each participant may contribute from 1% to 15% of pretax earnings to his/her account that may be invested in any of four investment options chosen by the employee. United matches 100% of the first 2% of salary deferred and 25% of the second 2% of salary deferred with United stock. Vesting is 100% for employee deferrals and the company match at the time the employee makes his/her deferral.

     United employees may participate in an employee stock purchase plan whereby its employees may purchase shares of United's common stock. Purchases made by employees under this plan are coordinated by the Trust Department of UB, and involve stock purchased at market price for this purpose.

--------------------------------------------------------------------------------
                             AUDIT COMMITTEE REPORT
--------------------------------------------------------------------------------

     The United Bankshares, Inc. Audit Committee reviews United's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal control. United's independent auditors are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles in the United States. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management and the independent auditors the 2001 audited financial statements. This discussion included the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgements and the clarity of disclosures in the financial statements.

     The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). In addition, the Audit Committee received from the independent auditors the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. And, the Audit Committee determined that the nonaudit services provided to the Company by the independent auditors are compatible with the auditors' independence.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in United's Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

     No member of the Audit Committee is a former or current officer or employee of United.

                                 AUDIT COMMITTEE
                                 ---------------

                 Robert G. Astorg, Chairman     P. Clinton Winter, Jr.
                 James W. Word, Jr.             R. Terry Butcher

--------------------------------------------------------------------------------
                               EXECUTIVE OFFICERS
--------------------------------------------------------------------------------

     Set forth below are the executive officers of United and relations that exist with affiliates and others for the past five years.

---------------------------------------------------------------------------------------------------------

                                                                          Principal Occupation and
      Name              Age             Present Position                  Banking Experience During
                                                                             the Last Five Years
---------------------------------------------------------------------------------------------------------
Richard M. Adams         55     Chairman of the Board & Chief          Chairman of the Board & Chief
                                Executive Officer - United;            Executive Officer - United;
                                Chairman of the Board & Chief          Chairman of the Board & Chief
                                Executive Officer - United Bank        Executive Officer - United Bank
                                (WV)                                   (WV)
---------------------------------------------------------------------------------------------------------

Richard M. Adams, Jr.    33     Executive Vice-President - United;     Senior Vice-President - United
                                Executive Vice-President - United      Bank (WV)President - United Bank
                                (WV)                                   Brokerage Co.
---------------------------------------------------------------------------------------------------------

Kendal E. Carson         46     Executive Vice-President - United;     Executive Vice-President - United
                                President & Chief Executive            Bank (VA); Executive Vice-
                                Officer - United Bank (VA)             President - George Mason Bank
---------------------------------------------------------------------------------------------------------

James J. Consagra, Jr.   41     Executive Vice-President -United;      Executive Vice-President -United;
                                Executive Vice-President & Chief       Executive Vice-President & Chief
                                Financial Officer-United Bank (VA)     Financial Officer-United Bank
                                                                       (VA); Treasurer - George Mason
                                                                       Bankshares, Inc.; Executive
                                                                       Vice-President - George Mason Bank
---------------------------------------------------------------------------------------------------------

James B. Hayhurst, Jr.   55     Executive Vice-President -United;      Executive Vice-President -United;
                                Executive Vice-President - United      Executive Vice-President - United
                                Bank (WV)                              Bank (WV)
---------------------------------------------------------------------------------------------------------

John Neuner, III         56     Executive Vice-President - United;     Executive Vice-President -United;
                                Executive Vice-President - United      Executive Vice-President - United
                                Bank (WV)                              Bank (WV)
---------------------------------------------------------------------------------------------------------

Joe L. Wilson            54     Executive Vice-President -United;      Executive Vice-President -United;
                                Executive Vice-President - United      Executive Vice-President - United
                                Bank (WV)                              Bank (WV)
---------------------------------------------------------------------------------------------------------

Steven E. Wilson         53     Executive Vice-President, Chief        Executive Vice-President, Chief
                                Financial Officer, Treasurer &         Financial Officer, Treasurer &
                                Secretary -United; Executive           Secretary -United; Executive
                                Vice-President, Chief Financial        Vice-President, Chief Financial
                                Officer, Treasurer & Secretary -       Officer, Treasurer & Secretary -
                                United Bank (WV)                       United Bank (WV)
---------------------------------------------------------------------------------------------------------

Richard M. Adams and Richard M Adams, Jr. are father and son.

--------------------------------------------------------------------------------
      REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS,
          NOMINATIONS OF DIRECTORS, AND OTHER BUSINESS OF SHAREHOLDERS
--------------------------------------------------------------------------------

Nomination of Directors

     Nominations may be made only if such nominations are made in accordance with the procedures set forth in Article II, Section 5 of the Restated Bylaws of United, which section, in full, is set forth below:

     Section 5. Nomination of directors. Directors shall be nominated by the Board prior to the giving of notice of any meeting of shareholders wherein directors are to be elected. Additional nominations of directors may be made by any shareholder; provided that such nomination or nominations must be made in writing, signed by the shareholder and received by the Chairman or President no later than ten (10) days from the date the notice of the meeting of shareholders was mailed; however, in the event that notice is mailed less than thirteen (13) days prior to the meeting, such nomination or nominations must be received no later than three (3) days prior to any meeting of the shareholders wherein directors are to be elected.

Stock Transfers

     United Bankshares, Inc. common stock is listed on NASDAQ, National Association of Securities Dealers Quotation System,National Market System. The quotation symbol is "UBSI".

Independent Auditors

     Ernst & Young LLP, Charleston, West Virginia, has served as the independent auditors for United and its subsidiaries since 1986 and has been selected by the Board of Directors to continue as the independent auditors for United and its subsidiaries for the next fiscal year. Representatives of Ernst & Young LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. Such representatives of the firm will be available to respond to appropriate shareholder inquiries at the Annual Meeting.

Audit Fees

     Fees for the most recent annual audit of United's consolidated financial statements were $218,000.

All Other Fees

     All other fees paid to United's independent auditor, Ernst & Young LLP, during 2001 included fees for the following services: regulatory, statutory, and compliance audits - $114,400; merger and acquisition registration statement and consultation - $33,300; accounting consultation - $11,900; employee benefit related consultation - $215,300; and tax compliance and consultation - $137,150. The total of all other fees for the aforementioned services was $512,050.

Shareholder Proposals for 2003 Annual Meeting

     Presently, the next annual meeting of United shareholders is scheduled for May 19, 2003. Any shareholder proposals to be presented at that 2003 Annual Meeting must be received at the principal office of United no later than December 14, 2002. If the scheduled date for the 2003 Annual Meeting is changed by more than thirty (30) days, shareholders will be informed of the new meeting date and the revised date by which shareholder proposals must be received.

--------------------------------------------------------------------------------
                                    FORM 10-K
--------------------------------------------------------------------------------

     The Company will furnish without charge to each person whose proxy is being solicited, upon the request of any such person, a copy of the Company's annual report on Form 10-K for 2001. Requests for copies of such report should be directed to Shareholder Relations, United Bankshares, Inc., P. O. Box 1508, Parkersburg, West Virginia 26102.

--------------------------------------------------------------------------------

     Whether or not you plan to attend the Meeting, please mark, sign, date and promptly return the enclosed proxy in the enclosed envelope. No postage is required for mailing in the United States.

                                              By Order of the Board of Directors
                                              Richard M. Adams
                                              /s/ Richard M. Adams
                                              Chairman of the Board and
                                              Chief Executive Officer

April 8, 2002

                             UNITED BANKSHARES, INC.
                   PROXY FOR 2002 ANNUAL SHAREHOLDERS' MEETING

Know all men by these presents that the undersigned shareholder(s) of United Bankshares, Inc., Charleston, West Virginia does hereby nominate, constitute and appoint James J. Consagra, Jr. and Steven E. Wilson or either one of them, with full power to act alone as the true and lawful attorneys for the undersigned with full power of substitution for and in the name, place and stead of the undersigned to vote all the common stock of United Bankshares, Inc., standing in the undersigned's name on its books on April 1, 2002, at the 2002 Annual Meeting of Shareholders to be held at The University of Charleston, 2300 MacCorkle Avenue, S.E., Charleston, West Virginia, on May 20, 2002 at 4:00 p.m., local time or any adjournments thereof, with all the powers the undersigned would possess if personally present as follows:

The undersigned acknowledges receipt of the Notice and Proxy Statement dated April 8, 2002, and hereby revokes all proxies previously given by the undersigned for said meeting.

This proxy confers authority to vote "FOR" the propositions listed below unless otherwise indicated. The Board of Directors recommends a vote "FOR" the proposals below. If any matter shall properly come before the meeting, or any adjournments thereof, this proxy will be voted on such matters in accordance with the judgment of the above proxies, based upon the conditions then prevailing and any recommendation of the Board of Directors.

Unless a different allocation is indicated, the proxies will vote your total cumulative vote ratably for the directors for whom you are voting unless directed otherwise by the Board of Directors of United Bankshares, Inc.

This proxy is solicited on behalf of the Board of Directors of United Bankshares, Inc. and may be revoked prior to its exercise.

Continued, and to be marked, dated and signed, on the other side. All joint owners must sign.

When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign.

--------------------------------------------------------------------------------
                            . FOLD AND DETACH HERE .



                                    --UBSI-


                                 Annual Meeting
                           of United Bankshares, Inc.
                       Monday, May 20, 2002 at 4:00 p.m.



                            University of Charleston
                          2300 MacCorkle Avenue, S.E.
                           Charleston, West Virginia

The Board of Directors recommends a vote FOR the following eighteen nominees:                           Please mark
                                                                                                        your vote as    [X]
                                                                                                        indicated in
                                                                                                        this example


1. Election of Directors.


                                              01. Richard M. Adams          07. H. Smoot Fahlgren       13. G. Ogden Nutting
                                              02. Robert G. Astorg          08. Theodore J. Georgelas   14. William C. Pitt, III
      FOR all nominees       WITHHOLD         03. Thomas J. Blair, III      09. F. T. Graff, Jr.        15. I. N. Smith, Jr.
     listed (except as      AUTHORITY         04. Joseph S. Bracewell       10. Alan E. Groover         16. Warren A. Thornhill, III
       marked to the     to vote for all      05. Harry L. Buch             11. Russell L. Isaacs       17. P. Clinton Winter, Jr.
      contrary below)    nominees listed      06. W. Gaston Caperton, III   12. John M. McMahon         18. James W. Word, Jr.
          [_]                 [_]


   By checking the box to the right, I
   consent to future delivery of annual
   reports, proxy statements, prospectuses
   and other materials and shareholder
   communications electronically via the
   Internet at a webpage which will be
   disclosed to me. I understand that the
   Company may no longer distribute printed      [_]
   materials to me from any future
   shareholder meeting until such consent is
   revoked. I understand that I may revoke my
   consent at any time by contacting the
   Company's transfer agent, Mellon Investor
   Services LLC, Ridgefield Park, NJ and that
   costs normally associated with electronic
   delivery, such as usage and telephone
   charges as well as any costs I may incur
   in printing documents, will be my
   responsibility.


2.  To transact other business that may       If you wish to withhold your vote for any of the above nominees, so indicate by
    properly come before the meeting.         striking the name of the nominee.

       FOR      AGAINST     ABSTAIN
       [_]        [_]         [_]

                                                                                          THIS PROXY WHEN PROPERLY EXECUTED WILL BE
                                                                                          VOTED IN THE MANNER DIRECTED HEREIN BY THE
                                                                                          UNDERSIGNED SHAREHOLDER. IF NO DIRECTION
                                                                                          IS MADE, THIS PROXY WILL BE VOTED FOR
                                                                                          PROPOSALS 1 AND 2.

                                                                                          Dated:_____________________________, 2002

                                                                                          __________________________________________

                                                                                          __________________________________________
                                                                                                   (Signature or Signatures)

"PLEASE MARK INSIDE BOXES SO THAT DATA PROCESSING EQUIPMENT WILL RECORD YOUR VOTES"       PLEASE SIGN, DATE AND PROMPTLY RETURN THIS
                                                                                          PROXY IN THE ENCLOSED ENVELOPE

------------------------------------------------------------------------------------------------------------------------------------
                                                       -FOLD AND DETACH HERE-

                            ============================================================================


                                                       Your Vote is IMPORTANT


                                              Please complete, date and sign the above
                                                 proxy card and return it promptly
                                                   in the accompanying envelope.

                            ============================================================================

                                                   [LOGO] UNITED BANKSHARES, INC.
                                                   THE CHALLENGE TO BE THE BEST NEVER ENDS